Exhibit 99.1

SPAR Group, Inc. Reports Fiscal 2022 Third Quarter Results

November 14, 2022

Quarterly Net Revenues $69.8 million, Up 3.6% or 7.2% Adjusted for Constant Currency

Growth Reflects Strong Americas Business Fueled by In-Store Merchandising and Store Remodel Business

AUBURN HILLS, Mich., Nov. 14, 2022 /PRNewswire/ -- SPAR Group, Inc. (NASDAQ: SGRP) ("SPAR", "SPAR Group" or the "Company"), a leading global provider of merchandising, marketing, and distribution services today reported financial and operating results for the third quarter and nine-month period ended September 30, 2022.

Mike Matacunas, the Company's President and Chief Executive Officer, commented, "I am pleased with our revenue growth and continued gross profit performance. Our focus on the core business resulted in the U.S. merchandising business and remodel businesses growth of 15% and 62%, respectively, over last year. In addition, revenues in our two largest international businesses in Brazil and South Africa are up 13% and 8%, respectively, in constant currency. It is clear that our clients are responding to our efforts and awarding us a larger share of their business and overall market. The team is energized.

"Like all global companies, we are carefully monitoring our businesses in Asia Pacific, especially China, as the local Covid policies are different than in other parts of the world. Notwithstanding one-time expenses related to our strategic alternatives' initiative, as well as APAC's headwinds, I expect these to be temporary in nature, and we remain committed to driving greater profitability and bottom-line performance.

"I am enthusiastic about the balance of this year and bullish about our opportunities for 2023. I would like to thank all of our team, especially those in the field, for their dedication to SPAR and the work that they do every day for our clients. As our clients bring us more opportunity, we have more to do," concluded Matacunas.

Third Quarter 2022 Financial Results

Net revenues were $69.8 million, comprised of $53.7 million from Americas (77%) and $8.9 million from EMEA (13%), and $7.1 million from APAC (10%). Total net revenue increased by 3.6% (up 7.2% on a constant currency basis), Americas increased over the prior year by 7.8% (up 8.1% on a constant currency basis), EMEA decreased by 7.3% (up 8.3% on a constant currency basis), and APAC decreased by 9.8% (up 0.4% on a constant currency basis) from the prior year quarter.

Gross profit was $12.8 million, or 18.4% of revenues, compared to $12.6 million, or 18.7% of revenues, in the prior year quarter.

Selling, general and administrative (SG&A) expenses were $10.6 million, or 15.2% of revenues, compared to $9.4 million, or 14.0% of revenues, in the prior year quarter. SG&A increases were primarily due to increased marketing and non-capital IT investments, as well as consulting and Board-related fees.

Operating income was $1.7 million versus operating income of $2.7 million from the prior year quarter, which was impacted by items mentioned earlier.

Net loss attributable to SPAR Group, Inc. was $32 thousand, or $0.00 per share, compared to net income attributable to SPAR Group Inc. of $1.2 million, or $0.06 per share, in the year ago quarter. Adjusted net income attributable to SPAR Group, Inc. (1) in the quarter was $212 thousand, or

$0.01 per share, compared to $1.4 million, or $0.07 per share, in the year ago quarter.

Consolidated Adjusted EBITDA (1) in the 2022 quarter was $2.5 million, compared to $3.5 million in the prior year. Adjusted EBITDA attributable to SPAR Group, Inc. (1) in the 2022 quarter was $1.2 million, compared to $2.4 million in the prior year.

(1)

Adjusted Net income attributable to SPAR Group, Inc. and Adjusted Diluted earnings per share attributable to SPAR Group, Inc., and Adjusted EBITDA are non-GAAP financial measure as defined and reconciled below.

Note: We report non‑GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non‑GAAP Financial Measures" for an explanation of non‑GAAP measures, and the table entitled "GAAP to Non‑GAAP Reconciliation" for a reconciliation of GAAP to non‑GAAP measures.

First Nine Months 2022 Financial Results

Net revenues were $196.6 million, comprised of $150.0 million from Americas (76%) and $27.3 million from EMEA (14%), and $19.4 million from APAC (10%). Total net revenue increased by 0.5% (up 1.5% on a constant currency basis), the Americas revenues increased by 2.6% (up 1.2% on a constant currency basis), EMEA increased by 5.3% (up 15.1% on a constant currency basis), and APAC decreased by 17.9% (down 11.7% on a constant currency basis), all compared to the prior year nine months.

Gross profit was $37.6 million, or 19.1% of revenues, compared to $36.8 million, or 18.8% of revenues, in the prior year.

Selling, general and administrative (SG&A) expenses were $30.0 million, or 15.2% of revenues, compared to $28.0 million, or 14.3% of revenues, in the prior year period.

Operating income was $6.1 million versus operating income of $7.3 million from the prior year nine months.

Net income attributable to SPAR Group, Inc. was $1.8 million, or $0.08 per share, compared to $2.6 million, or $0.12 per share, in the nine months of 2021. Adjusted net income attributable to SPAR Group, Inc. (1) in the first nine months was $2.0 million, or $0.09 per share, compared to $3.2 million, or $0.15 per share, in the year ago period.

Consolidated Adjusted EBITDA (1) in the 2022 first nine months was $7.9 million, compared to $9.7 million in the prior year period. Adjusted EBITDA attributable to SPAR Group, Inc. (1) in the 2022 first nine months was $4.9 million, compared to $6.5 million in the prior year period.

(1)

Adjusted Net income attributable to SPAR Group, Inc. and Adjusted Diluted earnings per share attributable to SPAR Group, Inc., and Adjusted EBITDA are non-GAAP financial measure as defined and reconciled below.

Note: We report non‑GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non‑GAAP Financial Measures" for an explanation of non‑GAAP measures, and the table entitled "GAAP to Non‑GAAP Reconciliation" for a reconciliation of GAAP to non‑GAAP measures.

Financial Position as of September 30, 2022

The Company's total worldwide liquidity at the end of the third quarter was $15.3 million, with $12.1 million in cash, cash equivalents and restricted cash and $3.2 million of unused availability as of September 30, 2022. For the nine months ended September 30, 2022, net cash used in operating activities was $4.2 million and was primarily due increases in working capital and higher withholding tax assets related to Brazil. The Company ended the period with positive net working capital of $24.7 million at September 30, 2022.

Conference Call

The Company will conduct a conference call today at 10:00 a.m. Eastern Time to discuss financial and operating results for the third quarter and nine months ended September 30, 2022. To access the call, live by phone, dial 1-833-630-1542 (Domestic), 1-412-317-1821 (International) and ask for the SPAR Group call at least 10 minutes prior to the start time. A telephonic replay will be available through November 21, 2022, by calling 1-877-344-7529 using passcode ID 3284027#. A webcast of the call will also be available live and for later replay on the Company's Investor Relations website at https://investors.sparinc.com/events-and-presentations.

About SPAR Group, Inc.

SPAR Group is a leading global merchandising and marketing services company, providing a broad range of services to retailers, manufacturers, and distributors around the world. With more than 50 years of experience, 25,000+ merchandising specialists around the world, an average of 200,000+ store visits a week and long-term relationships with some of the world's leading manufacturers and retail businesses, we provide specialized capabilities across more than nine countries. Our unique combination of scale, merchandising and marketing expertise, combined with our unwavering commitment to excellence, separate us from the competition. For more information, please visit the SPAR Group's website at http://www.sparinc.com.

Cautionary Note Regarding Forward-Looking Statements

This Press Release contains, and the above referenced recorded comments, will contain "forward-looking statements" within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, made by, or respecting, SPAR Group, Inc. ("SGRP") and its subsidiaries (together with SGRP, "SPAR", "SPAR Group" or the "Company"), filed in a Current Report on Form 10-Q by SGRP with the Securities and Exchange Commission (the "SEC") on November 15, 2021. There also are forward-looking statements contained in SGRP's Annual Report on Form 10-K for its fiscal year ended December 31, 2021, as filed with the SEC on April 15, 2022, and SGRP's First Amendment to Annual Report on Form 10-K/A for the year ended December 31, 2020, as filed with the SEC on May 2, 2022 (as so amended, the "Annual Report"), in SGRP's amended definitive Proxy Statement respecting its Annual Meeting of Stockholders held on August 12, 2021, which SGRP filed with the SEC on July 20, 2021 (the "Proxy Statement"), and the SGRP's Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and statements as and when filed with the SEC (including the Quarterly Report, the Annual Report and the Proxy Statement, the Information Statement, the Second Special Meeting Proxy/Information Statement, each a "SEC Report"). "Forward-looking statements" are defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and Exchange Act, the "Securities Laws").

The forward-looking statements made by the Company in this Press Release may include (without limitation) any expectations, guidance or other information respecting the pursuit or achievement of the Company's corporate strategic objectives. The Company's forward-looking statements also include, in particular and without limitation, those made in "Business", "Risk Factors", "Legal Proceedings", and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report. You can identify forward-looking statements in such information by the Company's use of terms such as "may", "will", "expect", "intend", "believe", "estimate", "anticipate", "continue", "plan", "project" or similar words or variations or negatives of those words.

You should carefully consider (and not place undue reliance on) the Company's forward-looking statements, risk factors and the other risks, cautions and information made, contained or noted in or incorporated by reference into this Press Release, the Annual Report, the Proxy Statement and the other applicable SEC Reports that could cause the Company's actual performance or condition (including its assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, risks, trends or condition) to differ materially from the performance or condition planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, "expectations") and described in the information in the Company's forward-looking and other statements, whether expressed or implied. Although the Company believes them to be reasonable, those expectations involve known and unknown risks, uncertainties, and other unpredictable factors (many of which are beyond the Company's control) that could cause those expectations to fail to occur or be realized or such actual performance or condition to be materially and adversely different from the Company's expectations. In addition, new risks and uncertainties arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its expectations will be achieved in whole or in part, that the Company has identified all potential risks, or that the Company can successfully avoid or mitigate such risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in SGRP's Common Stock.

You should also carefully review the risk factors described in the Annual Report (See Item 1A – Risk Factors) and any other risks, cautions or information made, contained or noted in or incorporated by reference into the Annual Report, the Proxy Statement or other applicable SEC Report. All forward-looking and other statements or information attributable to the Company or persons acting on its behalf are expressly subject to and qualified by all such risk factors and other risks, cautions and information.

The Company does not intend or promise, and the Company expressly disclaims any obligation, to publicly update or revise any forward-looking statements, risk factors or other risks, cautions or information (in whole or in part), whether as a result of new information, risks or uncertainties, future events or recognition or otherwise, except as and to the extent required by applicable law.

Company Contact:

SPAR Group, Inc.

Fay DeVriese, Chief Financial Officer

Tel: 248-364-8450

Investor Relations Contact:

Three Part Advisors, LLC

Sandy Martin / Phillip Kupper

Tel: 214-616-2207 or 817-778-8339

- Financial Statements Follow –

SPAR Group, Inc. and Subsidiaries Condensed Consolidated Statements of Income (unaudited) (In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net revenues	$69,832	$67,423	$196,626	$195,696
Related party - cost of revenues	2,535	2,109	7,201	5,952
Cost of revenues	54,457	52,704	151,806	152,869
Gross profit	12,840	12,610	37,619	36,875
Selling, general and administrative expense	10,614	9,426	29,952	28,020
Depreciation and amortization	506	509	1,524	1,573
Operating income	1,720	2,675	6,143	7,282
Interest expense	270	124	595	402
Other income, net	(126)	(137)	(363)	(208)
Income before income tax expense	1,576	2,688	5,911	7,088

Income tax expense	676	549	1,942	2,036
Net income	900	2,139	3,969	5,052
Net income attributable to non-controlling interest	(932)	(959)	(2,180)	(2,441)
Net income (loss) attributable to SPAR Group, Inc.	$(32)	$1,180	$1,789	$2,611
Basic and diluted income (loss) per common share:	$(0.00)	$0.06	$0.08	$0.12
Weighted average common shares – basic	22,227	21,295	21,873	21,248
Weighted average common shares – diluted	22,227	21,589	22,010	21,592

SPAR Group, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (unaudited)
(In thousands, except share and per share data)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash, cash equivalents and restricted cash	$12,121	$13,473
Accounts receivable, net	66,499	54,171
Prepaid expenses and other current assets	7,688	4,382
Total current assets	86,308	72,026
Property and equipment, net	2,970	2,929
Operating lease right-of-use assets	1,192	1,781
Goodwill	4,169	4,166
Intangible assets, net	2,109	2,295
Deferred income taxes	5,256	4,468
Other assets	2,200	1,351
Total assets	$104,204	$89,016
Liabilities and equity
Current liabilities:
Accounts payable	$12,640	$8,943
Accrued expenses and other current liabilities	23,783	22,031
Due to affiliates	2,979	3,270
Customer incentives and deposits	2,761	3,901
Lines of credit and short-term loans	18,905	11,042
Current portion of operating lease liabilities	509	1,019
Total current liabilities	61,577	50,206
Operating lease liabilities, less current portion	683	762
Long-term debt and other liabilities	2,084	700
Total liabilities	64,344	51,668
Commitments and contingencies – See Note 8
Equity:
SPAR Group, Inc. equity
Preferred stock, Series - A, $.01 par value: Authorized shares– 2,445,598 Issued and outstanding shares – None – Balance at September 30, 2022 and December 31, 2021	-	-
Preferred stock, Series - B. $.01 par value: Authorized shares– 2,000,000; Issued shares – 1,017,113 – Balance at September 30, 2022 and none at December 31, 2021	11	-
Common stock, $.01 par value: Authorized shares – 47,000,000; Issued shares – 22,681,599 – Balance at September 30, 2022, and 21,320,414 – December 31, 2021	227	213
Treasury stock, at cost 201,980 shares – Balance at September 30, 2022 and 54,329 shares – Balance at December 31, 2021	(285)	(104)
Additional paid-in capital	20,951	17,231
Accumulated other comprehensive loss	(6,174)	(5,028)
Retained earnings	9,228	7,439
Total SPAR Group, Inc. equity	23,958	19,751
Non-controlling interest	15,902	17,597
Total equity	39,860	37,348
Total liabilities and equity	$104,204	$89,016

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Nine Months Ended September 30,
	2022	2021
Operating activities
Net income	$3,969	$5,052
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	1,524	1,573
Non-cash lease expense	589	786
Bad debt expense, net of recoveries	35	100
Share-based compensation	585	503
Majority stockholders change in control agreement	(420)	-
Changes in operating assets and liabilities:
Accounts receivable	(12,283)	(12,341)
Prepaid expenses and other assets	(4,164)	(1,997)
Accounts payable	3,708	2,308
Operating lease liabilities	(589)	(786)
Accrued expenses, other current liabilities and customer incentives and deposits	2,884	5,921
Net cash provided (used in) by operating activities	(4,162)	1,119

Investing activities
Purchases of property and equipment and capitalized software	(1,237)	(1,432)
Acquisition of Business, net of cash acquired	-	(1,000)
Net cash used in investing activities	(1,237)	(2,432)

Financing activities
Borrowings under line of credit	33,151	58,045
Repayments under line of credit	(23,904)	(53,510)
Payments from stock options exercised	-	(121)
Distribution to non-controlling investors		(40)
Net cash provided by financing activities	9,247	4,374
Effect of foreign exchange rate changes on cash	(5,200)	(3,733)
Net change in cash and cash equivalents	(1,352)	(672)
Cash, cash equivalents and restricted cash at beginning of period	13,473	15,972
Cash, cash equivalents and restricted cash at end of period	$12,121	$15,300

SPAR Group, Inc. and Subsidiaries Segment Information (unaudited) (In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue:
Americas	$53,738	$49,849	$149,992	$146,213
Asia - Pacific	7,147	7,921	19,351	23,584
EMEA	8,947	9,653	27,283	25,899
Total revenue	$69,832	$67,423	$196,626	$195,696

Operating income:
Americas	$1,441	$2,206	$5,862	$6,203
Asia - Pacific	(341)	(177)	(1,491)	(300)
EMEA	620	646	1,772	1,379
Total operating income	$1,720	$2,675	$6,143	$7,282

Reconciliation of GAAP to Non-GAAP Financial Measures

Adjusted net income attributable to SPAR Group and related per share amounts represents net income attributable to SPAR Group adjusted for the removal of a one-time positive adjustment related to the majority stockholders change of control agreement accrued in 2021 and realized in January of 2022. Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation and amortization of long-lived assets, (iv) share based compensation expense, (v) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company's core operations. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted net income attributable to SPAR Group and per share amounts, and Adjusted EBITDA because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of these measures may not be comparable to similarly named measures reported by other companies. The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to these measures for the periods presented:

SPAR Group, Inc.

Net Income (Loss) attributable to SPAR Group, Inc. to

Adjusted Net Income (Loss) attributable to SPAR Group, Inc. Reconciliation

Diluted earnings per share attributable to SPAR Group, Inc. to

Adjusted Diluted earnings per share attributable to SPAR Group, Inc. Reconciliation

Fiscal Three and Nine Months Ended September 30, 2022 and 2021

	Three Months Ended		Three Months Ended
	September 30,		September 30,
(in thousands)	2022	2021	2022	2021

Net (Loss) Income attributable to SPAR Group Inc.	(32)	1,180	1,789	2,611
Add-back one-time impact (net of taxes)	244	247	175	638
Adjusted Net Income (Loss) attributable to SPAR Group, Inc.	212	1,427	1,964	3,249

Diluted earnings per share attributable to SPAR Group, Inc.	$(0.00)	$0.06	$0.08	$0.12
Add-back one-time impact (net of taxes)	$0.01	$0.01	$0.01	$0.03
Adjusted Diluted earnings per share attributable to SPAR Group, Inc.	$0.01	$0.07	$0.09	$0.15

SPAR Group, Inc

Net Income (Loss) to Consolidated Adjusted EBITDA to

Adjusted EBITDA attributable to SPAR Group, Inc. Reconciliation

Fiscal Three and Nine Months Ended September 30, 2022 and 2021

	Three Months Ended		Three Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Consolidated Net Income	$900	$2,139	$3,969	$5,052
Depreciation and amortization	506	509	1,524	1,573
Interest expense	270	124	595	402
Income Tax expense	676	549	1,942	2,036
Other income	(126)	(137)	(363)	(208)
Consolidated EBITDA	2,226	3,185	7,666	8,855
Share based compensation	309	221	589	503
Legal costs / Settlements - non-recurring	0	92	-368	305
Board-related one off costs, eg. retirement costs	0	0	0	0
Acquisition-related expenses	0	0	0	0
Restructuring expenses	0	0	0	0
Consolidated Adjusted EBITDA	$2,535	$3,497	$7,888	$9,663
Adjusted EBITDA attributable to non controlling interest	(1,295)	(1,108)	(3,035)	(3,121)
Adjusted EBITDA attributable to SPAR Group, Inc	$1,240	$2,390	$4,853	$6,542

Ratios:
Net Income % of Consolidated Revenues	1.3%	3.2%	2.0%	2.6%
Consolidated Adjusted EBITDA % of Consolidated Revenues	3.6%	5.2%	4.0%	4.9%
Adjusted EBITDA attributable to SPAR % of Consolidated Revenues	1.8%	3.5%	2.5%	3.3%

Note: We report non‑GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non‑GAAP Financial Measures" for an explanation of non‑GAAP measures, and the table entitled "GAAP to Non‑GAAP Reconciliation" for a reconciliation of GAAP to non‑GAAP measures.

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SOURCE SPAR Group, Inc.